                                                                    Exhibit 4.01

                                                                  EXECUTION COPY

                                  GENCORP INC.

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   as Trustee

                                 --------------

                                    INDENTURE

                                   Dated as of

                                November 23, 2004

                                 --------------

               2 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2024

                  CERTAIN SECTIONS OF THIS INDENTURE RELATE TO
                     SECTIONS 310 THROUGH 318(a), INCLUSIVE,
                OF THE TRUST INDENTURE ACT OF 1939 ("TRUST ACT"):

Trust Act                                                                  Indenture Section
-----------     ------------------------------------------------------     -----------------
Section 310     (a)(1)                                                     9.09
                (a)(2)                                                     9.09
                (a)(3)                                                     Not Applicable
                (a)(4)                                                     Not Applicable
                (a)(5)                                                     9.09
                (b)                                                        9.08
                (c)                                                        Not Applicable
Section 311     (a)                                                        9.13
                (b)                                                        9.13
                (c)                                                        Not Applicable
Section 312     (a)                                                        7.01
                                                                           7.02
                (b)                                                        7.02
                (c)                                                        7.02
Section 313     (a)                                                        7.03
                (b)(1)                                                     Not Applicable
                (b)(2)                                                     7.03
                (c)                                                        7.03
                (d)                                                        7.03
Section 314     (a)                                                        7.04
                (b)                                                        Not Applicable
                (c)                                                        9.02
                                                                           9.07
                                                                           19.05
                (d)                                                        Not Applicable
                (e)                                                        19.05
                (f)                                                        Not Applicable
Section 315     (a)                                                        9.01
                (b)                                                        8.08
                (c)                                                        9.01
                (d)                                                        9.01
                (e)                                                        8.09
Section 316     (a)(1) (A)                                                 8.07
                (a)(1) (B)                                                 8.07
                (a)(2)                                                     Not Applicable
                (b)                                                        8.04
                (c)                                                        10.01
Section 317     (a)                                                        8.02
                (b)                                                        9.05
Section 318     (a)                                                        19.07

----------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                              ARTICLE 1
                                             DEFINITIONS

Section 1.01. Definitions.........................................................................                    1

                                              ARTICLE 2
                           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                                       EXCHANGE OF DEBENTURES

Section 2.01. Designation Amount and Issue of Debentures..........................................                   12
Section 2.02. Form of Debentures..................................................................                   12
Section 2.03. Date and Denomination of Debentures; Payments of Interest...........................                   13
Section 2.04. Execution of Debentures.............................................................                   15
Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer.......                   15
Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures.....................................                   20
Section 2.07. Temporary Debentures................................................................                   21
Section 2.08. Cancellation of Debentures..........................................................                   21
Section 2.09. CUSIP Numbers.......................................................................                   22

                                              ARTICLE 3
                               REDEMPTION AND REPURCHASE OF DEBENTURES

Section 3.01. Redemption of Debentures............................................................                   22
Section 3.02. Notice of Optional Redemption; Selection of Debentures..............................                   24
Section 3.03. Payment of Debentures Called for Redemption by the Company..........................                   26
Section 3.04. Conversion Arrangement on Call for Redemption.......................................                   26
Section 3.05. Repurchase at Option of Holders upon a Designated Event.............................                   27
Section 3.06. Repurchase of Debentures by the Company at Option of the Holder.....................                   30
Section 3.07. Company Repurchase Notice...........................................................                   31
Section 3.08. Effect of Repurchase Notice.........................................................                   32
Section 3.09. Deposit of Purchase Price...........................................................                   33
Section 3.10. Debentures Repurchased in Part......................................................                   33
Section 3.11. Repayment to the Company............................................................                   33
Section 3.12. Acceleration; Payments to Debentureholders..........................................                   34
Section 3.13. No Sinking Fund.....................................................................                   34

                                              ARTICLE 4
                                     SUBORDINATION OF DEBENTURES

Section 4.01. Debentures Subordinated to Senior Indebtedness......................................                   34
Section 4.02. Securities Subordinated to Prior Payment of All Senior Indebtedness on
                    Dissolution, Liquidation, Reorganization, Etc., of the Company................                   35

Section 4.03. Debentureholders to Be Subrogated to Right of Holders of Senior Indebtedness........                   36
Section 4.04. Obligations of the Company Unconditional............................................                   36
Section 4.05. Company Not to Make Payment with Respect to Debentures in Certain Circumstances.....                   36
Section 4.06. Notice of Trustee...................................................................                   38
Section 4.07. Application by Trustee of Monies Deposited with It..................................                   38
Section 4.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders
                    of Senior Indebtedness........................................................                   39
Section 4.09. Trustee to Effectuate Subordination.................................................                   39
Section 4.10. Right of Trustee to Hold Senior Indebtedness........................................                   39
Section 4.11. Article 4 Not to Prevent Events of Default..........................................                   39
Section 4.12. No Fiduciary Duty Created to Holders of Senior Indebtedness.........................                   39
Section 4.13. Article Applicable to Paying Agent..................................................                   39
Section 4.14. Certain Conversion Deemed Payment...................................................                   40
Section 4.15. Contractual Subordination...........................................................                   40

                                              ARTICLE 5
                                             [RESERVED]

                                              ARTICLE 6
                                 PARTICULAR COVENANTS OF THE COMPANY

Section 6.01. Payment of Principal, Premium, if any, and Interest.................................                   40
Section 6.02. Maintenance of Office or Agency.....................................................                   40
Section 6.03. Appointments to Fill Vacancies in Trustee's Office..................................                   41
Section 6.04. Provisions as to Paying Agent.......................................................                   41
Section 6.05. Existence...........................................................................                   42
Section 6.06. Rule 144A Information Requirement...................................................                   42
Section 6.07. Stay, Extension and Usury Laws......................................................                   42
Section 6.08. Compliance Certificate..............................................................                   43
Section 6.09. Liquidated Damages Notice...........................................................                   43

                                              ARTICLE 7
                                 DEBENTUREHOLDERS' LISTS AND REPORTS
                                   BY THE COMPANY AND THE TRUSTEE

Section 7.01. Debentureholders' Lists.............................................................                   43
Section 7.02. Preservation and Disclosure of Lists................................................                   44
Section 7.03. Reports by Trustee..................................................................                   44
Section 7.04. Reports by Company..................................................................                   44

                                              ARTICLE 8
                            REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                                       ON AN EVENT OF DEFAULT

Section 8.01. Events of Default...................................................................                   45

Section 8.02. Payments of Debentures on Default; Suit Therefor....................................                   47
Section 8.03. Application of Monies Collected by Trustee..........................................                   48
Section 8.04. Proceedings by Debentureholder......................................................                   49
Section 8.05. Proceedings by Trustee..............................................................                   50
Section 8.06. Remedies Cumulative and Continuing..................................................                   50
Section 8.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders.....                   50
Section 8.08. Notice of Defaults..................................................................                   51
Section 8.09. Undertaking to Pay Costs............................................................                   51

                                              ARTICLE 9
                                             THE TRUSTEE

Section 9.01. Duties and Responsibilities of Trustee..............................................                   51
Section 9.02. Reliance on Documents, Opinions, Etc................................................                   53
Section 9.03. No Responsibility for Recitals, Etc.................................................                   54
Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures...........                   54
Section 9.05. Monies to Be Held in Trust..........................................................                   54
Section 9.06. Compensation and Expenses of Trustee................................................                   54
Section 9.07. Officers' Certificate as Evidence...................................................                   55
Section 9.08. Conflicting Interests of Trustee....................................................                   55
Section 9.09. Eligibility of Trustee..............................................................                   55
Section 9.10. Resignation or Removal of Trustee...................................................                   56
Section 9.11. Acceptance by Successor Trustee.....................................................                   57
Section 9.12. Succession by Merger................................................................                   58
Section 9.13. Preferential Collection of Claims...................................................                   58

                                             ARTICLE 10
                                        THE DEBENTUREHOLDERS

Section 10.01. Action by Debentureholders.........................................................                   58
Section 10.02. Proof of Execution by Debentureholders.............................................                   58
Section 10.03. Who Are Deemed Absolute Owners.....................................................                   59
Section 10.04. Company-owned Debentures Disregarded...............................................                   59
Section 10.05. Revocation of Consents, Future Holders Bound.......................................                   59

                                             ARTICLE 11
                                    MEETINGS OF DEBENTUREHOLDERS

Section 11.01. Purpose of Meetings................................................................                   60
Section 11.02. Call of Meetings by Trustee........................................................                   60
Section 11.03. Call of Meetings by Company or Debentureholders....................................                   60
Section 11.04. Qualifications for Voting..........................................................                   61
Section 11.05. Regulations........................................................................                   61
Section 11.06. Voting.............................................................................                   61
Section 11.07. No Delay of Rights by Meeting......................................................                   62

                                             ARTICLE 12
                                       SUPPLEMENTAL INDENTURES

Section 12.01. Supplemental Indentures Without Consent of Debentureholders........................                   62
Section 12.02. Supplemental Indenture with Consent of Debentureholders............................                   64
Section 12.03. Effect of Supplemental Indenture...................................................                   64
Section 12.04. Notation on Debentures.............................................................                   65
Section 12.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee........                   65

                                             ARTICLE 13
                                             [RESERVED]

                                             ARTICLE 14
                          CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 14.01. Company May Consolidate on Certain Terms...........................................                   65
Section 14.02. Successor to be Substituted........................................................                   66
Section 14.03. Opinion of Counsel to Be Given Trustee.............................................                   66

                                             ARTICLE 15
                               SATISFACTION AND DISCHARGE OF INDENTURE

Section 15.01. Discharge of Indenture.............................................................                   66
Section 15.02. Deposited Monies to Be Held in Trust by Trustee....................................                   67
Section 15.03. Paying Agent to Repay Monies Held..................................................                   67
Section 15.04. Return of Unclaimed Monies.........................................................                   67
Section 15.05. Reinstatement......................................................................                   68

                                             ARTICLE 16
                              IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                       OFFICERS AND DIRECTORS

Section 16.01. Indenture and Debentures Solely Corporate Obligations..............................                   68

                                             ARTICLE 17
                                      CONVERSION OF DEBENTURES

Section 17.01. Right to Convert...................................................................                   68
Section 17.02. Conversion Procedures..............................................................                   72
Section 17.03. [Reserved].........................................................................                   73
Section 17.04. [Reserved].........................................................................                   73
Section 17.05. Adjustment of Conversion Rate......................................................                   73
Section 17.06. Effect of Reclassification, Consolidation, Merger or Sale..........................                   82
Section 17.07. Taxes on Shares Issued.............................................................                   83
Section 17.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental
                    Requirements; Listing of Common Stock.........................................                   84

Section 17.09. Responsibility of Trustee..........................................................                   84
Section 17.10. Notice to Holders Prior to Certain Actions.........................................                   85
Section 17.11. Stockholder Rights Plans...........................................................                   86
Section 17.12. Issuer Determination Final.........................................................                   86
Section 17.13. Conversion Value of Debentures Tendered............................................                   86

                                             ARTICLE 18
                                         MAKE-WHOLE PREMIUM

Section 18.01. Make-Whole Premium.................................................................                   88
Section 18.02. Adjustments Relating to Make-Whole Premium.........................................                   91

                                             ARTICLE 19
                                      MISCELLANEOUS PROVISIONS

Section 19.01. Provisions Binding on Company's Successors.........................................                   91
Section 19.02. Official Acts by Successor Corporation.............................................                   91
Section 19.03. Addresses for Notices, Etc.........................................................                   92
Section 19.04. Governing Law......................................................................                   92
Section 19.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee..........                   92
Section 19.06. Legal Holidays.....................................................................                   93
Section 19.07. Trust Indenture Act................................................................                   93
Section 19.08. No Security Interest Created.......................................................                   93
Section 19.09. Benefits of Indenture..............................................................                   93
Section 19.10. Authenticating Agent...............................................................                   93
Section 19.11. Execution in Counterparts..........................................................                   94
Section 19.12. Severability.......................................................................                   94
Section 19.13. Table of Contents, Headings, Etc...................................................                   94
Section 19.14. Trustee Acknowledgement............................................................                   95

Exhibit A Form of Debenture.......................................................................                  A-1

      INDENTURE dated as of November 23, 2004, between GenCorp Inc., an Ohio corporation (hereinafter called the "COMPANY"), and The Bank of New York Trust Company, N.A., as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

      WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 2 1/4% Convertible Subordinated Debentures due 2024 (hereinafter called the "DEBENTURES") to be issued as provided in this Indenture and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered; and

      WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repurchase upon a Designated Event, a form of repurchase notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

      WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "HEREIN," "HEREOF," "HEREUNDER" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

      "ADDITIONAL PREMIUM" has the meaning specified in Section 18.01(b)(iii).

      "ADDITIONAL PREMIUM TABLE" has the meaning specified in Section 18.01(b)(iii).

      "ADJUSTMENT EVENT" has the meaning specified in Section 17.05(m).

      "ADVANCE NOTICE OF A DESIGNATED EVENT" has the meaning specified in
Section 17.01(d).

      "AGENT MEMBERS" has the meaning specified in Section 2.05(b)(v).

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      "BANKRUPTCY EVENT" has the meaning specified in Section 8.01.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

      "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

      "CALCULATION AGENT" means the calculation agent from time to time appointed by the Company pursuant to Section 18.01.

      "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, right or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution in assets of, the issuing Person.

      "CLOSING SALE PRICE" of the shares of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions reported on the New York Stock Exchange or, if the shares of Common Stock are not listed on the New York Stock Exchange, on the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or, if neither, by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price shall be determined in good faith by a member firm of the New York Stock Exchange selected by the Company.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "COMMON STOCK" means any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 17.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the common stock, par value $0.10) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "COMPANY" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 14 and
Section 17.06, shall include its successors and assigns.

      "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 3.07(b).

      "COMPANY REPURCHASE NOTICE DATE" has the meaning specified in Section 3.07(b).

      "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Debentures or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      "CONVERSION AGENT" has the meaning specified in Section 6.02.

      "CONVERSION DATE" has the meaning set forth in Section 17.02.

      "CONVERSION PRICE" as of any day will equal $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be $20.00 per share of Common Stock.

      "CONVERSION RATE" means, as of the date of this Indenture, 50.0000 shares of Common Stock per $1,000 principal amount of the Debentures, subject to the adjustments described herein.

      "CONVERSION VALUE" has the meaning specified in Section 17.13(a).

      "CORPORATE TRUST OFFICE" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 700 South Flower Street, Suite 500, Los Angeles, California 90017-4104, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Debentureholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Debentureholders and the Company).

      "COUPON MAKE-WHOLE PAYMENT" means, with respect to each $1,000 principal amount of Debentures, a payment in cash, Common Stock or a combination thereof, at the Company's option, equal to the present value to the applicable payment date of all remaining scheduled payments of Interest on the Debentures to be redeemed through November 15, 2014. Present value will be computed using a discount rate equal to the Treasury Yield plus 25 basis points.

      "CREDIT AGREEMENT" means the Agreement to Amend and Restate, dated as of October 2, 2002, among the Company and the lenders named therein, together with Annex I, which is the Amended and Restated Credit Agreement among the Company and the lenders named therein, dated as of December 28, 2000 and amended and restated as of October 2, 2002, as further amended to the date of this Indenture, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof of all or any portion of the indebtedness under such agreement or any successor or replacement agreement and any agreement providing therefor (including, without limitation, any agreement increasing the amount borrowed thereunder or adding additional balances or guarantors thereunder), whether by or with the same or any other lender, creditors, or group of creditors, and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith and whether by the same or any other agent, lender or group of lenders. For the avoidance of doubt, upon consummation of the Company's new credit facility as described under the caption "Summary -- Recent Developments -- Financing Developments -- New Credit Facility" in the Issue Date Offering Memorandum, the term "Credit Agreement" will also refer to that facility.

      "CURRENT MARKET PRICE" has the meaning specified in Section 17.05(i).

      "CUSTODIAN" means The Bank of New York Trust Company, N.A., as custodian with respect to the Debentures in global form, or any successor entity thereto.

      "DEBENTURE" or "DEBENTURES" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

      "DEBENTURE REGISTER" has the meaning specified in Section 2.05.

      "DEBENTURE REGISTRAR" has the meaning specified in Section 2.05.

      "DEBENTUREHOLDER" or "HOLDER" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

      "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

      "DEFAULTED INTEREST" has the meaning specified in Section 2.03.

      "DEPOSITARY" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "DEPOSITARY" shall mean or include such successor.

      "DESIGNATED EVENT" means a Fundamental Change or a Termination of Trading.

      "DESIGNATED EVENT EXPIRATION TIME" has the meaning specified in Section 3.05(b).

      "DESIGNATED EVENT NOTICE" has the meaning specified in Section 3.05(b).

      "DESIGNATED EVENT REPURCHASE DATE" has the meaning specified in Section 3.05(a).

      "DESIGNATED SENIOR INDEBTEDNESS" means (i) indebtedness under or in respect of the Credit Agreement, or any credit facility or credit line of any foreign Subsidiary of the Company and (ii) any other indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25 million. The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness provided under this Indenture.

      "DETERMINATION DATE" has the meaning specified in Section 17.05(m).

      "DISTRIBUTED PROPERTY" has the meaning specified in Section 17.05(d).

      "EFFECTIVE DATE" has the meaning specified in Section 18.01(b)(i).

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EVENT OF DEFAULT" means any event specified in Section 8.01 as an Event of Default.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "EX-DIVIDEND TIME" has the meaning specified in Section 17.01(b).

      "EXISTING CONVERTIBLE NOTES" means the Company's 5 3/4% Convertible Subordinated Notes due 2007 and 4% Contingent Convertible Subordinated Notes due 2024.

      "EXISTING SENIOR SUBORDINATED NOTES" means the Company's 9 1/2% Senior Subordinated Notes due 2013.

      "EXPIRATION TIME" has the meaning specified in Section 17.05(f).

      "FAIR MARKET VALUE" has the meaning specified in Section 17.05(i).

      "FISCAL QUARTER" means, with respect to the Company, its fiscal quarters for financial reporting purposes under the Exchange Act.

      "FUNDAMENTAL CHANGE" means the occurrence of any of:

            (1) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration that is not all or substantially all common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) (x) listed on a United States national securities exchange or (y) approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices;

            (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "GROUP");

            (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (4) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 45% of the aggregate Voting Stock of the Company or any successor to all or substantially all of the Company's assets; or

            (5) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors.

      "GLOBAL DEBENTURE" has the meaning specified in Section 2.02.

      "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

      "INTEREST" means, when used with reference to the Debentures, any interest payable under the terms of the Debentures and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

      "ISSUE DATE OFFERING MEMORANDUM" means the Offering Memorandum of the Company for the offering of Debentures, dated November 17, 2004.

      "ISSUE DATE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 23, 2004, by and among the Company and Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc., as initial purchasers.

      "LIQUIDATED DAMAGES" has the meaning specified for "Liquidated Damages Amount" in Section 2(e) of the Issue Date Registration Rights Agreement and shall also include any similar liquidated damages or additional interest amount provided for in any other Registration Rights Agreement.

      "LIQUIDATED DAMAGES NOTICE" has the meaning specified in Section 6.09.

      "MAKE-WHOLE PREMIUM" has the meaning specified in Section 18.01(b).

      "MEASUREMENT PERIOD" has the meaning specified in Section 17.01(a)(ii).

      "NET SHARE AMOUNT" has the meaning specified in Section 17.13(b)(ii).

      "NET SHARES" has the meaning specified in Section 17.13(b)(ii).

      "NON-ELECTING SHARE" has the meaning specified in Section 17.06.

      "NOTICE DATE" means the date of mailing of the notice of redemption pursuant to Section 3.02.

      "OFFERING MEMORANDUM" means any offering memorandum, offering circular or other offering document of the Company for the offering of Debentures, including the Issue Date Offering Memorandum.

      "OFFICERS' CERTIFICATE," when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

      "OPINION OF COUNSEL" means an opinion in writing, subject to customary assumptions and exceptions, signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

      "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT" has the meaning specified in Section 3.05(c).

      "OUTSTANDING," when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

            (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise discharged in accordance with Article 15;

            (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

            (d) Debentures converted into cash and, if applicable, Common Stock pursuant to Article 17 and Debentures deemed not Outstanding pursuant to
      Article 3.

      "PAYING AGENT" has the meaning specified in Section 6.02.

      "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 4.05.

      "PAYMENT DEFAULT" means any default in the payment of principal of or premium, if any, or interest on Senior Indebtedness.

      "PAYMENT OF THE DEBENTURES" has the meaning specified in Section 4.05.

      "PERSON" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

      "PORTAL MARKET" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

      "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

      "PRINCIPAL RETURN" has the meaning specified in Section 17.13(b).

      "PURCHASED SHARES" has the meaning specified in Section 17.05(f).

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "RECORD DATE" has the meaning specified in Section 17.05(i).

      "REDEMPTION PRICE" or "REDEMPTION PRICE," when used with respect to any Debenture to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Debenture annexed as Exhibit A hereto.

      "REGISTRATION RIGHTS AGREEMENT" means any registration rights agreement by and among the Company and one or more investment banks acting as initial purchasers in connection with any issuance of Debentures under this Indenture, including the Issue Date Registration Rights Agreement, in each case as amended from time to time in accordance with its terms.

      "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any class of Senior Indebtedness.

      "REPURCHASE DATE" has the meaning specified in Section 3.06.

      "REPURCHASE NOTICE" has the meaning specified in Section 3.06.

      "RESPONSIBLE OFFICEr" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

      "RESTRICTED SECURITIES" has the meaning specified in Section 2.05(c).

      "RIGHTS" has the meaning specified in Section 17.11.

      "RULE 144A" means Rule 144A as promulgated under the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "SENIOR AGENT" means, on any date, (i) so long as the Credit Agreement shall remain outstanding, the agent thereunder, and (ii) thereafter, the Representative of the class of Senior Indebtedness having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) then outstanding.

      "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any of the following, whether outstanding as of the date of this Indenture or incurred or created thereafter, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Debentures:

            - all indebtedness, obligations and other liabilities, contingent or otherwise, of the Company for money borrowed that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement, including, without limitation, all amounts outstanding from time to time under the Credit Agreement and the Existing Senior Subordinated Notes;

            - all of noncontingent obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (ii) under any interest rate swaps, caps, collars, options and similar arrangements, and (iii) under any foreign exchange contract, currency swap arrangement, futures contract, currency option contract or other foreign currency hedges;

            - all obligations of the Company for the payment of money relating to capital lease obligations;

            - all obligations of the Company or its Subsidiaries pursuant to the guarantee by the Company or certain Subsidiaries of indebtedness of foreign Subsidiaries pursuant to the credit facilities and credit lines of foreign Subsidiaries;

            - any liabilities of the Subsidiaries described in the preceding clauses that the Company has guaranteed or which are otherwise the legal liability of the Company; and

            - renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such obligations.

provided, however, that in no event shall Senior Indebtedness include (a) indebtedness or other obligations owed by the Company to any of the Subsidiaries or Affiliates, (b) trade account payables incurred in the ordinary course of business, (c) any liabilities for taxes owed or owing by the Company or any of the Subsidiaries, (d) the obligations of the Company under the Existing Convertible Notes or the Debentures or (e) indebtedness of the Company that is by its terms expressly subordinated in right of payment to the Debentures.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary or group of Subsidiaries which has: (i) consolidated assets, or in which the Company and its other Subsidiaries have investments, equal to or greater than 10% of the total consolidated assets of the Company at the end of its most recently completed fiscal year; or (ii) consolidated gross revenue equal to or greater than 10% of the consolidated gross revenue of the Company for its most recently completed fiscal year; provided, however, that the calculations required by clauses (i) and (ii) above shall be made as of August 31, 2004 up to such time as the Company files its Annual Report on Form 10-K for the fiscal year ended November 30, 2004.

      "STOCK PRICE" has the meaning specified in Section 18.01(b)(ii).

      "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

      "TEN-DAY AVERAGE CLOSING SALE PRICE" has the meaning specified in Section 17.13(a).

      "TERMINATION OF TRADING" will be deemed to have occurred if the Common Stock (or other security into which the Debentures are then convertible) ceases to be listed for trading on a United States national or regional securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

      "TRADING DAY" has the meaning specified in Section 17.05(i).

      "TRADING PRICE" means, on any date, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $2,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; provided further that if the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than 95% of the product of (a) the Closing Sale Price of the Common Stock on such date and (b) the Conversion Rate on such date.

      "TREASURY YIELD" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to November 15, 2014; provided, however, that if the then remaining term to November 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to November 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "TRIGGER EVENT" has the meaning specified in Section 17.05(d).

      "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections
12.03 and Section 17.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      "TRUSTEE" means The Bank of New York Trust Company, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

      "VOTING STOCK" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                                    ARTICLE 2
                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                             EXCHANGE OF DEBENTURES

      Section 2.01. Designation Amount and Issue of Debentures. The Debentures shall be designated as "2 1/4% Convertible Subordinated Debentures due 2024." Debentures may be issued under this Indenture from time to time (including pursuant to Sections 2.05, 2.06, 3.03, 3.05 and 17.02 hereof) in an unlimited aggregate principal amount and such Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

      Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

      So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by
Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL DEBENTURE"). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.

Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

      Any Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of, premium, if any, and Interest on any Global Debenture shall be made to the holder of such Debenture.

      Section 2.03. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest payable on such interest payment date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the Designated Event Repurchase Date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case the full semi-annual payment of Interest becoming due on such interest payment date shall be payable to the holders of such Debentures registered as such on the corresponding record date). Interest shall be payable at an office maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the May 1 or November 1 preceding the applicable May 15 or November 15 interest payment date, respectively.

      Any Interest on any Debenture that is payable, but is not paid or duly provided for, on any May 15 or November 15, pursuant to the terms set forth herein (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest that shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

      In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

      Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

      Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

      Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

      All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

      All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

      No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company and the Registrar may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

      Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed,
(b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 17, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

      (b) The following provisions shall apply only to Global Debentures:

            (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

            (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (I) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety (90) days or (II) has ceased to be a clearing agency registered under the Exchange Act and a successor clearing agency has not been appointed by the Company within ninety (90) days, (B) an Event of Default has occurred and the maturity of the Debentures has been accelerated in accordance with their terms and any holder has requested in writing the issuance of definitive certificated Debentures or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any

      Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

            (iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

            (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

            (v) Neither any members of, or participants in, the Depositary ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

            (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

      (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(c), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Debenture holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.05(c) and 2.05(d), the term "TRANSFER" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

      Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof) and the Common Stock, if any, issued upon conversion thereof, shall bear a legend in substantially the following form, unless such Debenture or Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the
Trustee:

      THIS SECURITY AND THE SHARES OF GENCORP INC. (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE LAST DATE ON WHICH THE 2 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2024 OF THE COMPANY WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

      Any Debenture (or security issued in exchange or substitution therefor) or such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debenture or certificates representing such shares of Common Stock for exchange to the Debenture Registrar or transfer agent of the Common Stock in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, or certificates representing a like number of shares of Common Stock that shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.05(c) is not then Outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

      (d) Any Debenture or Common Stock issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being "Restricted Securities" (as defined under Rule 144).

      (e) The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures, with respect to performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations or with respect to the delivery to any Agent Member or other Person

(other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

      The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

      Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been called for redemption or has been tendered for redemption upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into cash and, if applicable, Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

      Every substitute Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

      Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

      Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

      Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3
                     REDEMPTION AND REPURCHASE OF DEBENTURES

      Section 3.01. Redemption of Debentures. (a) The Company may not redeem any Debentures prior to November 20, 2011. On or after November 20, 2011 and prior to November 15, 2014, the Debentures may be redeemed at any time or from time to time at the option of the Company in whole or in part as described below, if the Closing Sale Price of the Common Stock exceeds 140% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period. Upon any redemption pursuant to this Section 3.01, the Company shall provide the notice required by Section 3.02 hereof (which notice may be revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Debentureholders) and shall pay a redemption price equal to 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest to, but excluding, the date fixed for redemption, payable in cash, plus, if applicable, the Coupon Make-Whole Payment; provided that if the date fixed for redemption falls after a record date and on or prior to the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for redemption.

      (b) The Coupon Make-Whole Payment, if any, shall be paid on all Debentures being redeemed by the Company on a redemption date on or after November 20, 2011 and prior to November 15, 2014, including any Debentures that may have been converted after the date of the notice of redemption and prior to such redemption date.

      (c) The Company may elect to pay the Coupon Make-Whole Payment or any portion thereof in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3.01(g), by delivering shares of Common Stock or a combination thereof. If the Company elects to deliver Common Stock, the number of shares of Common Stock to be delivered will equal the Coupon Make-Whole Payment to be paid (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by the average Closing Sale Price of the Common Stock, to be determined as follows: (i) if a holder converts Debentures after the Company delivers the notice of redemption and prior to the redemption date, the average Closing Sale Price of the Common Stock will be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days beginning on the second Trading Day following the day the Debentures are submitted for conversion, and (ii) if the Company redeems the Debentures on the redemption date, the average Closing Sale Price of the Common Stock will be the average of the

Closing Sale Prices of the Common Stock on the ten consecutive Trading Days preceding and ending on or prior to the third day before the redemption date.

      (d) If a holder converts the Debentures after the Company delivers the notice of redemption and prior to the redemption date, the Company shall deliver the Coupon Make-Whole Payment on the same date as it delivers the Conversion Value to such holder in accordance with Section 17.13. If the Company redeems such holder's Debentures, the Company shall deliver the Coupon Make-Whole Payment to such holder on the redemption date.

      (e) No fractions of shares of Common Stock shall be issued upon payment of the Coupon Make-Whole Payment. Instead of any fractional share of Common Stock that would otherwise be issued, the Company shall pay a cash adjustment in respect of such fraction based on the ten-day average of the Closing Sale Prices calculated in accordance with clause (c) above.

      (f) Any issuance and delivery of stock certificates representing shares of Common Stock on payment of the Coupon Make-Whole Payment shall be made without charge to the holder of Debentures being redeemed or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Debentures represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of such holder or (ii) any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the holder of the Debentures being redeemed, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

      (g) Conditions to the Company's Election to Pay the Coupon Make-Whole Payment in Common Stock.

      The Company may, at its option, pay the Coupon Make-Whole Payment payable to holders pursuant to this Section 3.01 in shares of Common Stock, if the following conditions are satisfied:

            (A) The shares of Common Stock to be so issued:

                  (1) shall not require registration under any federal
            securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act or if such registration is required, such registration shall be completed and shall become effective prior to the date the shares are required to be delivered under Section 3.01(d); and

                  (2) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon conversion or redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the date the shares are required to be delivered under Section 3.01(d).

                  (B) The shares of Common Stock to be listed upon conversion or redemption of Debentures hereunder are, or shall have been, approved for listing on the New York Stock Exchange or listed on another national securities exchange or automated quotation system, in any case, prior to the date the shares are required to be delivered under Section 3.01(d).

                  (C) All shares of Common Stock which may be issued upon
            conversion or redemption of Debentures will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

                  (D) If any of the conditions set forth in clauses (A) through
            (C) of this Section 3.01(g) are not satisfied in accordance with the terms thereof, the Coupon Make-Whole Payment shall be paid by the Company only in cash.

      (h) On or after November 15, 2014, the Debentures may be redeemed at any time or from time to time at the option of the Company, upon notice as required by Section 3.02 hereof (which notice maybe revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Debentureholders), in whole or in part, for cash at 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest to, but excluding, the date fixed for redemption; provided that if the date fixed for redemption falls after a record date and on or prior to the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for redemption.

      Section 3.02. Notice of Optional Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request (which may be revoked at any time prior to the time on which the Trustee has given notice to the holders of the Debentures) received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

      Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers of the Debentures being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that Interest accrued and unpaid to the date fixed for redemption will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

      On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid Interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued and unpaid Interest to, but excluding, the redemption date. If any Debenture called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

      If less than all of the Outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

      Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

      Section 3.03. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest accrued and unpaid to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest accrued to said date) Interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest accrued to said date), such Debentures shall cease to be convertible into Common Stock and, except as provided in Section 9.05 and Section 15.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and accrued and unpaid Interest to (but excluding) the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with Interest accrued and unpaid thereon to, but excluding, the redemption date.

      Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

      Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of Interest on the Debentures.

      Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Debentures, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 17) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

      Section 3.05. Repurchase at Option of Holders upon a Designated Event. (a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date designated by the Company (the "DESIGNATED EVENT REPURCHASE DATE") that is not less than twenty (20) nor more than thirty-five (35) Business Days after the date of the Designated Event Notice (as defined in Section 3.05(b)) for such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date, payable in cash, plus in the event the Designated Event occurs on or prior to November 20, 2011 and is (A) an event described in clause (1) or (2) of the definition of "Fundamental Change" or (B) a Termination of Trading, a Make-Whole Premium (if any) payable in shares of Common Stock (or certain other consideration as described in Article 18) determined as set forth in Article 18. If such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase.

      (b) On or before the 20th day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the "DESIGNATED EVENT NOTICE") of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion, or (at the Company's sole election) the Company may publish such information on its website or through such other public medium as the Company shall use at such time. The failure to issue any such press release or otherwise publish such information or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture that any Debentureholder may elect to have the Company repurchase as provided in this Section 3.05.

      Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the holder must exercise the repurchase right on or prior to 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Repurchase Date (the "DESIGNATED EVENT EXPIRATION TIME"), that the holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, if the Debentures are then convertible, that Debentures as to which an Option to Elect Repurchase Upon a Designated Event has been given may be converted only if the Option to Elect Repurchase Upon a Designated Event is withdrawn in accordance with the terms of this Indenture, a description of the procedure that a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the holder is to surrender such holder's Debentures, the amount of Interest accrued and unpaid on each Debenture to the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

      No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.

      (c) Repurchases of Debentures under this Section 3.05 shall be made, at the option of the holder thereof, upon:

            (i) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and executed notice (the "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT") in the form set forth on the reverse of the Debenture prior to the Designated Event Expiration Time; and

            (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous with or after delivery of the Option to Elect Repurchase Upon a Designated Event (together with all necessary endorsements)

at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this
Section 3.05 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Option to Elect Repurchase Upon a Designated Event.

      The Company shall purchase from the holder thereof, pursuant to this
Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of

$1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

      Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debentures presented.

      Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Option to Elect Repurchase Upon a Designated Event contemplated by this Section 3.05 shall have the right to withdraw such Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.05(d) below. Debentures in respect of which an Option to Elect Repurchase Upon a Designated Event has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Option to Elect Repurchase Upon a Designated Event unless such Option to Elect Repurchase Upon a Designated Event has first been validly withdrawn.

      The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Option to Elect Repurchase Upon a Designated Event or written notice of withdrawal thereof.

      For a Debenture, other than a Global Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the form entitled "Option to Elect Repurchase Upon a Designated Event" on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the Designated Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

      (d) An Option to Elect Repurchase Upon a Designated Event may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time, specifying:

            (i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

            (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

            (iii) the principal amount, if any, of such Debenture that remains subject to the original Option to Elect Repurchase Upon a Designated Event and that has been or will be delivered for purchase by the Company.

      (e) On or prior to the Designated Event Repurchase Date, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) Designated Event Repurchase Date, and (y) the time of book-entry transfer or delivery of the Debenture surrendered for repurchase, by (i) mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      If on the Business Day following the Designated Event Repurchase Date the Trustee (or other paying agent appointed by the Company) holds money sufficient to repurchase all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then as of the Designated Event Repurchase Date (i) such Debentures will cease to be Outstanding, (ii) Interest on such Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

      (f) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Designated Event.

      Section 3.06. Repurchase of Debentures by the Company at Option of the Holder. Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the holder on each of November 20, 2011, November 15, 2014, and November 15, 2019 (each a "REPURCHASE DATE"), at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date. Repurchases of Debentures under this Section 3.06 shall be made, at the option of the holder thereof, upon:

            (a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the "REPURCHASE NOTICE") in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the close of business on the Repurchase Date; and

            (b) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.06 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

      The Company shall purchase from the holder thereof, pursuant to this
Section 3.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

      Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08.

      The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      Section 3.07. Company Repurchase Notice. (a) The Debentures to be repurchased on the Repurchase Date pursuant to Section 3.06 will be paid for in cash.

      At least three (3) Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the information required by Section 3.07(b) in the Company Repurchase Notice, and

            (ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

      (b) In connection with any repurchase of Debentures, the Company shall, no less than twenty (20) Business Days prior to the Repurchase Date (the "COMPANY REPURCHASE NOTICE DATE"), give notice to holders at their addresses shown in the Debenture Register setting forth information specified in this Section 3.07(b) (the "COMPANY REPURCHASE NOTICE"). The Company will also give notice to beneficial owners as required by applicable law.

      The Company Repurchase Notice shall:

            (1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

            (2) include a form of Repurchase Notice;

            (3) state the name and address of the Trustee (or other paying agent or conversion agent appointed by the Company);

            (4) state that Debentures must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the purchase price;

            (5) if the Debentures are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

            (6) state the CUSIP number of the Debentures.

      The Company Repurchase Notice may be given by the Company or, at the Company's request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

      (c) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent applicable in connection with the repurchase rights of the holders of Debentures.

      Section 3.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.06, the holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price with respect to such Debenture. Such purchase price shall be paid to such holder, subject to receipt of funds and/or Debentures by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 3.06) and (y) the time of delivery of such Debenture to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.06. Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

      A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Repurchase Date, specifying:

            (a) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

            (b) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

            (c) the principal amount, if any, of such Debenture that remains subject to the original Repurchase Notice and that has been or will be delivered for purchase by the Company.

      Section 3.09. Deposit of Purchase Price. (a) On or prior to the Business Day following the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date.

      (b) If on the Business Day following the Repurchase Date the Trustee or other paying agent appointed by the Company, or the Company if the Company is acting as the paying agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to be purchased as of the Repurchase Date, then as of the Repurchase Date (i) the Debentures will cease to be Outstanding, (ii) Interest on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

      Section 3.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

      Section 3.11. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 15.04, together with Interest, if any, thereon, held by it for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02, Section 3.05 and Section 3.09 exceeds the aggregate redemption price or purchase price, as the case may be, of the Debentures or portions thereof that the Company is obligated to redeem or purchase as of the redemption date, the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the redemption date, the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

      Section 3.12. Acceleration; Payments to Debentureholders. In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or Interest on the Debentures called for redemption in accordance with Section 3.02 or the Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture, until such acceleration is rescinded in accordance with the terms of this Indenture.

      Section 3.13. No Sinking Fund. The Debentures are not subject to redemption through the operation of any sinking fund.

                                    ARTICLE 4
                           SUBORDINATION OF DEBENTURES

      Section 4.01. Debentures Subordinated to Senior Indebtedness. The Company covenants and agrees, and each holder of Debentures by his acceptance thereof likewise covenants and agrees, that all Debentures are subject to the provisions of this Article 4; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

      Each holder of Debentures authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the holders of Debentures and the holders of Senior Indebtedness as provided in this Article and appoints the Trustee as such holder's attorney-in-fact for any and all such purposes.

      The payment of the principal of, premium, if any, and Interest on and any other payment due pursuant to this Indenture or any Debentures issued hereunder (including, without limitation, the payment or deposit of the redemption price or repurchase price pursuant to Article 3, the payment of the Conversion Value pursuant to Article 17 or the payment of the Make-Whole Premium or the Coupon Make-Whole Payment) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed.

      Each holder by accepting a Debenture acknowledges and agrees that the subordination provision set forth in this Article 4 are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

      Section 4.02. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, Etc., of the Company. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Debentures), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets of the Company, or upon any similar proceedings), then in such event:

            (a) all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full in cash before any Payment of the Debentures (as defined in Section 4.05) is made;

            (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Debentures), to which the holders of Debentures or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 4, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Debentures, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing provisions of this Section 4.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of Debentures before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections 4.06 and 4.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

      The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

      Upon any prepayment, payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 9.01, and the holders of Debentures shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4; provided that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article.

      Section 4.03. Debentureholders to Be Subrogated to Right of Holders of Senior Indebtedness. Subject to the prior payment in full in cash of all Senior Indebtedness, the holders of Debentures shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation including but not limited to holders of the Existing Convertible Notes) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the holders of Debentures would be entitled except for the provisions of this Article 4, and no payment pursuant to the provisions of this Article 4 to the holders of Senior Indebtedness by the holders of Debentures shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 4 are, and are intended, solely for the purpose of defining the relative rights of the holders of Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      Section 4.04. Obligations of the Company Unconditional. Nothing contained in this Article 4 or elsewhere in this Indenture or in any Debenture is intended to or shall impair the obligation of the Company, which is absolute and unconditional, to pay to the holders of Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with the terms of the Debentures, or to affect the relative rights of the holders of Debentures and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any holder of Debentures from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

      Section 4.05. Company Not to Make Payment with Respect to Debentures in Certain Circumstances. Upon the occurrence of a Payment Default, unless and until the amount of

Senior Indebtedness affected by such Payment Default then due shall have been paid in full in cash, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of, premium, if any, or Interest on the Debentures or any other amount due pursuant to this Indenture or any Debentures (including, without limitation, the payment of the Conversion Value pursuant to Article 17 and the payment of the Make-Whole Premium and the Coupon Make-Whole Payment) or make any payment or deposit pursuant to Article 3 or Section 15.1 and shall not repurchase, redeem or otherwise retire any Debentures (collectively, "PAYMENT OF THE DEBENTURES").

      Unless Section 4.02 shall be applicable, upon (1) the occurrence of a default on Designated Senior Indebtedness (other than a Payment Default) that occurs and is continuing that permits the holders of such Designated Senior Indebtedness (or their Representative or Representatives) to accelerate its maturity and (2) receipt by the Company and the Trustee from the Senior Agent of written notice of such occurrence and the imposition of a Payment Blockage Period hereunder, the Company shall not make any Payment of the Debentures for a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the earlier of the date of receipt by the Company or the Trustee of such notice from the Senior Agent and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 4.05) (x) the date 179 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Agent, after which, in case of clause (x), (y) or (z), as the case may be, the Company shall resume making any and all required payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Designated Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

      In the event that, notwithstanding the foregoing provisions of this
Section 4.05, any Payment of the Debentures shall be made by or on behalf of the Company and received by the Trustee, any holder of Debentures or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 4.05, then, unless and until the amount of Senior Indebtedness then due, as to which a default shall have occurred, shall have been paid in full in cash, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 4.06 and 4.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

      Section 4.06. Notice of Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, but failure to give such notice shall not affect the subordination provided in this
Article 4 of the Debentures to Senior Indebtedness. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled to assume conclusively that no such facts exist.

      The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article 4, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      Section 4.07. Application by Trustee of Monies Deposited with It. Monies deposited in trust with the Trustee pursuant to Section 15.01 and not in violation of this Article 4 shall be for the sole benefit of Debentureholders and shall thereafter not be subject to the subordination provisions of this
Article 4. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, or interest on any Debentures shall be subject to the provisions of Sections 4.01, 4.02, 4.03 and 4.05; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture), a Responsible Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 4.06, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date. This Section 4.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the holders of Debentures in accordance with the provisions of this Article 4.

      Section 4.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the holders of Debentures. No amendment of this Article 4 or any defined terms used herein or any other Sections referred to in this Article 4 which adversely affects the rights hereunder of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

      Section 4.09. Trustee to Effectuate Subordination. Each holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this Article 4 and appoints the Trustee his attorney-in-fact for any and all such purposes.

      Section 4.10. Right of Trustee to Hold Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 4 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 4 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06.

      Section 4.11. Article 4 Not to Prevent Events of Default. The failure to make a Payment of the Debentures by reason of any provision in this Article 4 shall not be construed as preventing the occurrence of an Event of Default under
Section 8.01.

      Section 4.12. No Fiduciary Duty Created to Holders of Senior Indebtedness. Notwithstanding any other provision in this Article 4, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 4 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 4 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

      Section 4.13. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 4 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that Sections 4.06, 4.10 and 4.12 shall not apply to the Company if it acts as Paying Agent.

      Section 4.14. Certain Conversion Deemed Payment. For the purposes of this
Article 4 only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or premium, if any, or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of principal of such Debenture. For the purposes of this Section, the term "junior securities" means
(a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article 4.

      Section 4.15. Contractual Subordination. This Article 4 represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of Title 11, U.S. Code and may not be amended, modified or restated without the express written consent of the Senior Agent.

                                    ARTICLE 5
                                   [RESERVED]

                                    ARTICLE 6
                       PARTICULAR COVENANTS OF THE COMPANY

      Section 6.01. Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), premium, if any, and Interest, on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

      Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in the Borough of Manhattan, which office is located at: The Bank of New York, Attention: Corporate Trust Administration, 101 Barclay Street, Floor 8W, New York, NY 10286.

      The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby initially designates the Trustee as paying agent ("PAYING AGENT"), Debenture Registrar, Custodian and conversion agent ("CONVERSION AGENT") and each of the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

      So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

      Section 6.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

      Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

            (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or Interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

            (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of, premium, if any, or Interest on the Debentures when the same shall be due and payable; and

            (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or Interest on the Debentures, deposit with the paying agent a sum (in funds that are immediately available on the due date for such payment) sufficient to pay such principal, premium or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

      (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or Interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or Interest on the Debentures when the same shall become due and payable.

      (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

      (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections 15.03 and 15.04.

      The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

      Section 6.05. Existence. Subject to Article 14, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      Section 6.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and to any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

      Section 6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or Interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 6.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ended November 30, 2004), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

      The Company will deliver to the Trustee, forthwith upon becoming aware of
(i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

      Any notice required to be given under this Section 6.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

      Section 6.09. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                    ARTICLE 7
                       DEBENTUREHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

      Section 7.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with May 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

      Section 7.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

      (b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

      (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

      Section 7.03. Reports by Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2005, the Trustee shall transmit to holders of Debentures such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

      (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

      Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit, or cause the Trustee to transmit, to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).

                                    ARTICLE 8
                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                             ON AN EVENT OF DEFAULT

      Section 8.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or by acceleration (whether or not prohibited by the provisions described under Article 4 hereof); or

            (b) default in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable (whether or not prohibited by the provisions described under Article 4 hereof), and continuance of such default for a period of thirty (30) days; or

            (c) default in the Company's obligation to deliver cash, Common Stock or other property following the exercise by the holder of the Debentures of the right to convert such Debentures pursuant to and in accordance with Article 17 and the continuance of such default for a period of ten (10) days; or

            (d) default in the Company's obligation to provide a Designated Event Notice as provided in Section 3.05; or

            (e) default in the payment of indebtedness for borrowed money, when due at stated maturity (and after any applicable grace period) or upon acceleration, by the Company or any Significant Subsidiary of the Company, where the aggregate principal amount with respect to which the default has occurred exceeds $10,000,000 and such indebtedness has not been discharged or such acceleration has not been cured or rescinded within a period of thirty (30) days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

            (f) default in the performance by the Company of any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

            (g) the Company or a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts, or such Significant Subsidiary or its debts, under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of the property of the Company or such Significant Subsidiary, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or such Significant Subsidiary, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

            (h) an involuntary case or other proceeding shall be commenced against the Company or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or its debts, or such Significant Subsidiary or its debts, under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of the property of the Company or such Significant Subsidiary (any such proceeding or event described in paragraph (g) or this paragraph (h) being referred to as a "BANKRUPTCY EVENT"), and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(g) or 8.01(h)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the Interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(g) or 8.01(h) occurs, the principal of all the Debentures and the Interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid

Interest on Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

      In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

      Section 8.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, repurchase or by acceleration, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal, premium, if any, and Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of, premium, if any, and Interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

      In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

      In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and Interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

      All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

      In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

      Section 8.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 9.06;

      SECOND: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of Interest on the Debentures in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

      THIRD: Subject to the provisions of Article 4, in case the principal and premium, if any, of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal, premium, if any, and Interest, with interest on the overdue principal, premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal, premium and Interest without preference or priority of principal or premium over Interest, or of Interest over principal or premium, or of any installment of Interest over any other installment of Interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid Interest; and

      FOURTH: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

      Section 8.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty day period pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and accrued and unpaid Interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

      Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

      Section 8.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

      Section 8.06. Remedies Cumulative and Continuing. Except as provided in
Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

      Section 8.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section
10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action that is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the Debentures, (ii) a failure by the

Company to convert any Debentures into cash and, if applicable, Common Stock,
(iii) a default in the payment of the redemption price pursuant to Article 3,
(iv) a default in the payment of the repurchase price pursuant to Article 3 or
(v) a default in respect of a covenant or provision hereof that under Article 12 cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, premium, if any, or Interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

      Section 8.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or Interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 17.

                                    ARTICLE 9
                                   THE TRUSTEE

      Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

                  (i) the duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                  (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in
      Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

            (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

            (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

            (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

            (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Debentures.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

            (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

            (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

            (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

            (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

            (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

      Section 9.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

      Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

      Section 9.05. Monies to Be Held in Trust. Subject to the provisions of
Section 15.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

      Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder. If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances under this Section 9.06, the Trustee's claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

      When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(g) or Section 8.01(h) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

      Section 9.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

      Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

      Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 9.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of
Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

      (b) In case at any time any of the following shall occur:

            (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

            (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

            (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

      (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

      (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

      (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

      Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.

      No successor trustee shall accept appointment as provided in this Section
9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

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

      Section 9.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

      In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE 10
                              THE DEBENTUREHOLDERS

      Section 10.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

      Section 10.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or

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

its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

      The record of any Debentureholders' meeting shall be proved in the manner provided in Section 11.06.

      Section 10.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and Interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture. Section
10.04. Company-owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures that a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

      Section 10.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS

      Section 11.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article 11 for any of the following purposes:

            (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

            (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

            (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

            (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

      Section 11.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

      Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

      Section 11.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have

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

requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

      Section 11.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

      Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

      Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
11.02 or 11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

      Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 11.07. No Delay of Rights by Meeting. Nothing contained in this
Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

      Section 12.01. Supplemental Indentures Without Consent of
Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

            (a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 17.06;

            (b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property, assets or securities;

            (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 14;

            (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

            (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

            (f) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

            (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with the requirements of the Commission or to effect or maintain the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;

            (i) make other changes to the Indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Debentureholders; or

            (j) conform any provision of the Indenture to the "Description of the Debentures" section of the Issue Date Offering Memorandum.

      Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any supplemental indenture authorized by the provisions of this Section
12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.02.

      Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived only in accordance with the provisions of the Registration Rights Agreement.

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

      Section 12.02. Supplemental Indenture with Consent of Debentureholders. With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon redemption or repurchase thereof, impair the right of any Debenture holder to institute suit for the payment thereof, make the principal thereof, premium, if any, or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, impair the right to convert the Debentures subject to the terms set forth in the Indenture, including Section 17.06 thereof, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, modify the subordination provisions of this Indenture (including the definition of Senior Indebtedness) in a material respect in a manner adverse to the holder of Debentures without the consent of the holder of each Debenture so affected, modify any of the provisions of Section 12.02 or Section 8.07 thereof (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected), or reduce the quorum or voting requirements set forth in Article 11 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

      Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Section 12.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the

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

Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 12.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

      Section 12.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

                                   ARTICLE 13
                                   [RESERVED]

                                   ARTICLE 14
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

      Section 14.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 14.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all the property and assets of the Company, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the payment of the principal of, premium, if any, and Interest on all of the Debentures pursuant to their terms, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company pursuant to the terms set forth herein, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee

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

by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 17.06; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

      Section 14.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the payment of the principal of, premium, if any, and Interest on all of the Debentures pursuant to their terms and the performance of all of the covenants and conditions of this Indenture to be performed by the Company pursuant to the terms set forth herein, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of GenCorp Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 14 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

      In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

      Section 14.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 14.

                                   ARTICLE 15
                     SATISFACTION AND DISCHARGE OF INDENTURE

      Section 15.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures

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

shall have been authenticated and delivered) and not theretofore canceled, or
(b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and Interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal, premium, if any, and Interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by
Section 9.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

      Section 15.02. Deposited Monies to Be Held in Trust by Trustee. Subject to
Section 15.04 and the subordination provisions in Article 4, all monies deposited with the Trustee pursuant to Section 15.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and Interest.

      Section 15.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

      Section 15.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal, premium, if any, or Interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or Interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with

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

respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

      Section 15.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 15.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 15.02; provided that if the Company makes any payment of Interest on, premium, if any, or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE 16
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

      Section 16.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or Interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 17
                            CONVERSION OF DEBENTURES

      Section 17.01. Right to Convert. (a) Subject to and in accordance with the provisions of this Indenture, prior to the close of business on the Business Day prior to November 15, 2024, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) in accordance with Section 17.13 at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 17.01 and in the manner provided in Section 17.02. The initial Conversion Rate per $1,000 principal amount of the Debentures shall be subject to adjustment as provided in this Article 17. Notwithstanding the foregoing, if on any Conversion Date, the Company is required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Conversion Rate on such date shall be

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

multiplied by 1.03. The Debentures shall be convertible only upon the occurrence of one of the following events:

            (i) during any Fiscal Quarter (but only during such Fiscal Quarter) commencing after November 30, 2004, if the Closing Sale Price of the Common Stock exceeds 130% of the Conversion Price then in effect for at least twenty (20) Trading Days in the thirty (30) consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter (it being understood for purposes of this Section 17.01(a)(i) that the Conversion Price in effect at the close of business on each of the thirty (30) consecutive Trading Days should be used);

            (ii) during the five Business Day period immediately following any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Debentures for each day of the Measurement Period was less than 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate then in effect (as determined following the provision by a Debentureholder of reasonable evidence that such condition has occurred in accordance with the procedures described below); provided, however, that the Debentures shall not be convertible pursuant to this clause (ii) if on any Trading Day during the Measurement Period the Closing Sale Price of the Common Stock was between 100% and 130% of the then-current Conversion Price;

            (iii) if the Debentures have been called for redemption (and only those Debentures that have been called for redemption), at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the redemption date;

            (iv) during the period from 9:00 a.m., New York City time, on the date the Company gives Advance Notice of a Designated Event to the close of business on the tenth Trading Day from and including the date the Company gives notice (the "EFFECTIVE DATE NOTICE") that such Designated Event has become effective or publicly announces that such Designated Event will not take place; or

            (v) as provided in Section 17.01(b).

      The Company (or other conversion agent appointed by the Company) shall determine on a daily basis during the time period specified in Section 17.01(a)(i) whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (i) above. Whenever the Debentures shall become convertible pursuant to this Section 17.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 19.03, and the Company shall also publicly announce such information and publish such information on the Company's web site or through such other public medium as the Company shall use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

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

      The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 17.01(a)(ii) unless the Company has requested such a determination, and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate then in effect. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Debentures at the expense of the Company beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate then in effect; provided that the Trustee shall be under no duty or obligation to make the calculations described in Section 17.01(a)(ii) hereof or to determine whether the Debentures are convertible pursuant to such section. For the avoidance of doubt, the Company shall make the calculations described in
Section 17.01(a)(ii) using the Trading Price provided by the Trustee.

      The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to Section 17.01(a)(ii) hereof (including without limitation the determination of the Conversion Rate, the Closing Sale Prices of the Common Stock and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 17.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 17.01(a) hereof.

      (b) In addition, if:

            (i) (A) the Company distributes to all holders of the Common Stock rights, warrants or options entitling them (for a period expiring within sixty (60) days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding, but not including, the declaration date for such distribution, or (B) the Company distributes to all holders of the Common Stock, assets, debt securities or rights to purchase its securities (other than the rights, warrants or options referred to in clause (A) above), where the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of Debentures of such distribution, which shall be not less than twenty (20) days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Rate will be made nor will a holder of a Debenture be able to convert pursuant to this Section 17.01(b) if such holder will otherwise participate in such distribution without conversion; or

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

            (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers or sells all or substantially all of its assets in each case pursuant to which the Common Stock is converted into cash, securities or other property, then the Debentures may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction and ending on and including the date fifteen (15) days after the consummation of the transaction (or if such merger, consolidation or share exchange also constitutes a Designated Event, until the corresponding Designated Event Repurchase Date). The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be published on the Company's web site or through such other public medium then used by the Company not later than two (2) Business Days prior to such 15th day before the anticipated Effective Date.

      "EX-DIVIDEND TIME" means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

      (c) A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.05(b) or Section 3.08, respectively. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 17.

      (d) On or before the tenth Trading Day prior to and excluding the anticipated Effective Date, as determined by the Board of Directors of the Company, of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on such date a notice (the "ADVANCE NOTICE OF A DESIGNATED EVENT") of the anticipated Effective Date with respect to such Designated Event, the repurchase right and conversion right at the option of the holders of the Debentures arising as a result thereof, and whether a Make-Whole Premium will be payable in connection with any such repurchase or conversion. If the Effective Date with respect to a Designated Event occurs without notice to, or the knowledge of, the Company, the Company shall give the Effective Date Notice required by Section 17.01(a)(iv) and the date of the Advance Notice of a Designated Event shall be deemed to be the date of such Effective Date Notice. The Advance Notice of a Designated Event shall be mailed by first class mail to each holder of Debentures at its last address as the same appears on the Debenture Register. If the Company shall give such notice, the Company shall also deliver a copy of such notice to the Trustee at such time as it is mailed to holders of the Debentures. Each notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture shall not affect the validity of the proceedings for the

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

conversion of any other Debenture. Concurrently with the mailing of such notice, the Company shall issue a press release with the information contained in such notice, the form and content of which press release shall be determined by the Company in its sole discretion, and the Company shall also publish such information on the Company's web site or through such other public medium as the Company shall use at such time. The failure to issue any such press release or any defect therein shall not affect the validity of such notice or any proceedings for the conversion of any Debenture which any holder of the Debentures may elect to convert as provided in Section 17.01(a)(iv).

      Section 17.02. Conversion Procedures. To convert a Debenture, a holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice on the back of the Debenture and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Debenture Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the Interest payable on the next interest payment date. In the case of a Global Debenture, the holder must comply with clauses (c)-(e) in the previous sentence and the Conversion Notice shall be completed by a Depository Trust Company participant on behalf of the beneficial holder. The date, within the time periods set forth in Section 17.01, on which the holder satisfies all of those requirements is the "CONVERSION DATE."

      Debentures surrendered for conversion in compliance with the provisions of this Indenture shall be deemed to have been converted immediately prior to the close of business on the Conversion Date.

      Anything herein to the contrary notwithstanding, in the case of Global Debentures, Conversion Notices may be delivered and such Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

      No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 17. On conversion of a Debenture, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the Interest payable on such interest payment date, that portion of accrued and unpaid Interest on the converted Debenture attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash representing the Principal Return and any Common Stock (including any cash payment, if any, in lieu of fractional shares of Common Stock) in exchange for the Debenture being converted pursuant to the provisions hereof, and the Fair Market Value of such cash representing the Principal Return and any shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for accrued and unpaid Interest accrued through the Conversion Date and the balance, if any, of such Fair Market Value of such cash representing the Principal Return and any Common Stock (and any such cash payment) shall be treated as delivered in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof.

      If a holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

      Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

      Debentures or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the Interest payable on such interest payment date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Company has specified a redemption date that occurs after a record date but prior to the next interest payment date, (2) if the Company has specified a Designated Event Repurchase Date during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists on the Conversion Date with respect to the Debentures converted.

      If the Company is unable to pay the Principal Return in cash upon conversion by a holder of its Debentures in accordance with this Article 17, the Company shall so inform such holder and concurrently notify the holders of all outstanding Debentures through the Trustee in accordance with Section 19.03. In such event, such holder may elect to revoke its Conversion Notice by delivering a written notice of revocation to the Company and the Conversion Agent.

      Section 17.03. [Reserved].

      Section 17.04. [Reserved].

      Section 17.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time (without duplication) by the Company as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

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

                  (ii) the denominator of which shall be the number of shares of
            Common Stock outstanding at the close of business on the date fixed for such determination,

      such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 17.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights, options or warrants by a fraction,

                  (i) the numerator of which shall be the number of shares of
            Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

                  (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution.

            Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights, options or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be

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

      adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (d) In case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness, property or assets (including rights, options, warrants and other securities, but excluding any rights, options or warrants referred to in Section 17.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 17.05(a)) (any of the foregoing hereinafter in this
      Section 17.05(d) called the "DISTRIBUTED PROPERTY"), then, in each such case (unless the Company elects to reserve such Distributed Property for distribution to the Debentureholders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Property that such holder would have received if such holder had converted its Debentures into Common Stock immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market
            Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock,

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

      such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of Distributed Property such holder would have received had such holder converted each Debenture on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 17.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

            Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of the Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such capital stock or similar equity interests are distributed to the Debentureholders in such distribution as if such holders had converted their Debentures into shares of Common Stock), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other national or regional exchange or market on which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus (B) the average Closing Sales Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                  (ii) the denominator of which shall be the average of the
            Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date,

      such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Debentureholder shall have the right to receive on the date of such distribution the amount of Distributed Property such holder would have received had such holder converted each Debenture on the Record Date with respect to such distribution; and provided further that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the average

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

      of the Closing Sale Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this Section 17.05(d) shall apply to such distribution. In any case in which this paragraph is applicable, Section 17.05(a),
      Section 17.05(b) and the first paragraph of this Section 17.05(d) shall not be applicable.

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a "TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
      17.05 (and no adjustment to the Conversion Rate under this Section 17.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 17.05(d) and, if applicable, Section 17.11. If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 17.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

            No adjustment of the Conversion Rate shall be made pursuant to this
      Section 17.05(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution, to holders of Debentures upon conversion by such holders of Debentures into Common Stock.

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

            For purposes of this Section 17.05(d) and Sections 17.05(a) and 17.05(b), any dividend or distribution to which this Section 17.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 17.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 17.05(a) and 17.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights, options or warrants" and "the date fixed for such determination" within the meaning of Sections 17.05(a) and 17.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" or "outstanding at the close of business on the date fixed for such determination" within the meaning of
      Section 17.05(a).

            The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 17.06 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the "Record Date" within the meaning of this Section 17.05(d)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 17.05(c)).

            (e) In case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market
            Price on such Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock,

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

      such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of cash such holder would have received had such holder converted each Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            Notwithstanding the foregoing provisions of this paragraph (e), in no event will the Conversion Rate exceed 61.2745 (which we refer to as the "MAXIMUM CONVERSION RATE") as a result of an adjustment pursuant to this paragraph (e), provided that such maximum conversion rate is subject to adjustment in accordance with the provisions of this Section 17.05 (other than this paragraph (e)).

            (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair
            Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of
            Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are

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

      rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

            (g) No adjustment in the Conversion Rate shall be made for any increase or decrease in the par value of the Common Stock, or a change in the par value of the Common Stock to no par value.

            (h) [Reserved].

            (i) For purposes of this Section 17.05, the following terms shall have the meaning indicated:

                  (i) "CURRENT MARKET PRICE" shall mean the average of the daily
            Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                  If another issuance, distribution, subdivision or combination to which Section 17.05 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

                  (ii) "FAIR MARKET VALUE" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

                  (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (iv) "TRADING DAY" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is

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

            not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq Stock Market or, if the Common Stock is not quoted on the Nasdaq Stock Market, on the principal other market on which the Common Stock is then traded.

            (j) The Company may make such increases in the Conversion Rate, in addition to those required by Section 17.05(a), (b), (c), (d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail, or cause the Trustee to mail, to holders of record of the Debentures a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (k) All calculations under this Article 17 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this
      Section 17.05(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or any other Person), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Debentures are convertible.

            (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail, or cause the Trustee

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

      to mail, such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty
      (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (m) In any case in which this Section 17.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to
      Section 17.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights, options or warrants pursuant to Section 17.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 17.05(f) (each, a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 17.03. For purposes of this Section 17.05(m), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the
            occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights, options or warrants, and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (n) For purposes of this Section 17.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      Section 17.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 17.05(c) applies), (ii) any consolidation, merger or binding share exchange of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the

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

Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that, in respect of any Net Share Amount that is payable in shares of Common Stock upon conversion of a Debenture, such Net Share Amount shall instead be payable in the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable in respect of such Net Share Amount upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to satisfy the Company's obligation to deliver shares of Common Stock in respect of any such Net Share Amount upon conversion of all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 17.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 17.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

      If this Section 17.06 applies to any event or occurrence, Section 17.05 shall not apply.

      Section 17.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 17.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

      Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

      Section 17.09. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any

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

Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 17. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 17.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 17.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 17.10. Notice to Holders Prior to Certain Actions. In case:

            (a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 17.05;

            (b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of capital stock or any other rights, options or warrants;

            (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      Section 17.11. Stockholder Rights Plans. If the rights provided for in the Company's shareholder rights agreement (the "SHAREHOLDER RIGHTS AGREEMENT") have separated from the Shares of Common Stock in accordance with the provisions of the Shareholder Rights Agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company's capital stock, evidences of indebtedness, property or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment in the event of expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights agreement, to the extent necessary, to provide that upon conversion of the Debentures, the holder will receive, in addition to cash and shares of Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement. To the extent that the Company adopts any future rights agreement, upon conversion of Debentures into Common Stock, the holders of the Debentures will receive, in addition to Common Stock, the rights under the future rights agreement whether or not the rights have separated from the Common Stock at the time of conversion, and no adjustment to the Conversion Rate will be made.

      Section 17.12. Issuer Determination Final. Any determination that the Company or Board of Directors of the Company must make pursuant to Section 17.01, Section 17.02, Section 17.05, Section 17.06 or Section 17.13 shall, absent manifest error, be conclusive.

      Section 17.13. Conversion Value of Debentures Tendered. (a) Subject to
Section 17.01 and Section 17.13(d) below, holders tendering the Debentures for conversion shall be entitled to receive, upon conversion of such Debentures, cash and, if applicable, shares of Common Stock, the aggregate value of which (the "CONVERSION VALUE") shall be equal to the product of:

            (i) (A) the aggregate principal amount of Debentures to be converted divided by 1,000 multiplied by (B) the then-applicable Conversion Rate; and

            (ii) the average of the Closing Sale Prices of Common Stock for each of the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second Trading Day immediately following the day the Debentures are tendered for conversion (the "TEN-DAY AVERAGE CLOSING SALE PRICE").

      (b) Subject to Section 17.13(c) and (d) below, the Company shall deliver the Conversion Value to converting holders as follows:

            (i) an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of (A) the Conversion Value of the Debentures to be converted and (B) the aggregate principal amount of the Debentures to be converted;

            (ii) if the Conversion Value of the Debentures to be converted is greater than the Principal Return, an amount in whole shares (the "NET SHARES"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "NET SHARE AMOUNT"); and

            (iii) an amount paid in cash, determined as set forth below, in lieu of any fractional shares of Common Stock.

      The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten-Day Average Closing Sale Price. Holders of Debentures will not receive fractional shares upon conversion of Debentures. In lieu of fractional shares, holders will receive cash for the value of the fractional shares, which cash payment shall be calculated based on the Ten-Day Average Closing Sale Price.

      The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Debentures are tendered for conversion (the "CONVERSION VALUE DETERMINATION DATE"). The Company shall pay the Principal Return and cash in lieu of fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Conversion Value Determination Date, but in no event later than four Business Days thereafter.

      (c) Notwithstanding the provisions of Section 17.13(b), if a Bankruptcy Event involving the Company has occurred and is continuing, in lieu of delivering the Principal Return in cash and any Net Share Amount in shares of Common Stock, the Company may elect to deliver the Conversion Value to holders of the Debentures in cash, shares of Common Stock or a combination of cash and shares of Common Stock. In such event, the Company will inform the holders of the Debentures of its election through the Trustee in accordance with Section
19.03 no later than two Business Days following the day the Debentures are tendered for conversion. If the Company elects to satisfy part or all of its conversion obligation in cash, such cash amount will be calculated based on the Ten-Day Average Closing Sale Price of the Common Stock.

      (d) If a holder converts Debentures pursuant to Section 17.01(a)(iv), such converting holder shall receive:

            (i) the Conversion Value determined in accordance with Section 17.13(b) above, with the Net Share Amount in (A) shares of Common Stock (if the Debentures are surrendered for conversion prior to the record date for receiving distributions in connection with the Designated Event or, if earlier, the effective time of the Designated Event) or (B) the kind and amount of cash, securities and other assets or property which such holder would have received if such holder had held the number of shares of Common Stock equal to the Net Share Amount immediately prior to the transactions (if the Debentures are surrendered for conversion after such record date or effective time, as the case may be); plus

            (ii) accrued but unpaid Interest, if any, to but excluding the Conversion Date, which Interest will be payable in cash; plus

            (iii) if the Designated Event occurs on or prior to November 20, 2011 and is (A) an event described in clause (1) or (2) of the definition of "Fundamental Change" or

      (B) a Termination of Trading, then in each case such holder will also receive the Make-Whole Premium, if any, which will be in an amount determined as set forth in Article 18 and which will be payable in shares of Common Stock (or certain other consideration as described in Article
      18) on the Designated Event Repurchase Date.

      (e) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount or any other computation required under this Article 17, all of which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the Company for the correctness thereof.

                                   ARTICLE 18
                               MAKE-WHOLE PREMIUM

      Section 18.01. Make-Whole Premium. (a) If a Designated Event occurs on or prior to November 20, 2011 and is (i) a Designated Event described in clause (1) or (2) of the definition of Fundamental Change or (ii) a Termination of Trading, the Company will pay the Make-Whole Premium (as defined below) to holders of the Debentures who convert their Debentures pursuant to Section 17.01(a)(iv) in connection with such Designated Event or to holders of the Debentures who tender their Debentures for repurchase upon such Designated Event pursuant to Section
3.05. The Make-Whole Premium will be paid on the Designated Event Repurchase Date in shares of the Common Stock as described below.

            (b) The Make-Whole Premium will be determined as follows:

            (i) "EFFECTIVE DATE" means the date that a Designated Event becomes effective.

            (ii) "STOCK PRICE" means the price paid per share of Common Stock in the transaction constituting the Designated Event, determined as follows:

                  (A) If holders of the Common Stock receive only cash in the
            Designated Event, the Stock Price shall be the cash amount paid per share of Common Stock; or

                  (B) Otherwise, the Stock Price shall be the average of the
            Closing Sale Price of the Common Stock on the 10 Trading Days up to but not including the Effective Date.

            (iii) "ADDITIONAL PREMIUM" means the percentage set forth on the table below (the "ADDITIONAL PREMIUM TABLE") for the Stock Price and the Effective Date:

                                                         STOCK PRICE
EFFECTIVE DATE       $16.00   $18.00   $20.00   $30.00   $40.00    $50.00   $60.00   $70.00      $80.00  $90.00    $100.00
--------------       ------   ------   ------   ------   ------    ------   ------   ------      ------  ------    -------
November 17, 2004      0.00%    8.22%   16.95%   13.37%   11.64%    10.46%    9.47%    8.56%       7.69%   6.85%      6.04%
November 15, 2005      0.00%    8.07%   16.79%   12.86%   11.16%    10.07%    9.20%    8.41%       7.64%   6.81%      6.03%
November 15, 2006      0.00%    7.92%   16.62%   12.24%   10.56%     9.59%    8.84%    8.17%       7.53%   6.77%      5.99%
November 15, 2007      0.00%    7.61%   16.30%   11.44%    9.80%     8.96%    8.35%    7.81%       7.30%   6.54%      5.90%
November 15, 2008      0.00%    7.17%   15.82%   10.46%    8.91%     8.23%    7.77%    7.36%       6.98%   6.25%      5.67%
November 15, 2009      0.00%    6.48%   15.07%    9.21%    7.84%     7.35%    7.05%    6.78%       6.53%   5.78%      5.31%
November 15, 2010      0.00%    5.35%   13.84%    7.69%    6.60%     6.34%    6.20%    6.08%       5.95%   5.18%      4.99%
November 20, 2011      0.00%    0.00%    0.00%    0.00%    0.00%     0.00%    0.00%    0.00%       0.00%   0.00%      0.00%

      If the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Additional Premium will be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365 day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to
      Section 18.02.

            (iv) "MAKE-WHOLE PREMIUM" means the amount per $1,000 principal amount of Debentures equal to:

                  (A) If the Effective Date is on or after November 20, 2011,
            $0;

                  (B) If the Stock Price is less than $16.00 (subject to
            adjustment pursuant to Section 18.02) (the "STOCK PRICE THRESHOLD"), $0;

                  (C) If the Stock Price is more than $100.00 (subject to
            adjustment pursuant to Section 18.02) (the "STOCK PRICE CAP"), $0;
            and

                  (D) Otherwise, the dollar amount equal to the Additional
            Premium times $1,000.

            (v) Notwithstanding the provisions of this Article 18 regarding payment of the Make-Whole Premium, in no event will the total number of shares of Common Stock issuable upon the conversion of the Debentures (including the shares of Common Stock constituting the Make-Whole Premium) exceed 61.2745 per $1,000 principal amount of Debentures, subject to adjustments in the same manner as the Conversion Rate as set forth in
      Section 17.05.

      (c) The Company will pay the Make-Whole Premium solely in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the Common Stock has been converted in connection with the Designated Event. If holders of the Common Stock have the right to elect the form of consideration received in a Designated Event, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of Common Stock divided by the total number of shares of Common Stock participating in the distribution.

      (d) The value of the shares of Common Stock for purposes of determining the number of shares to be issued in respect of the Make-Whole Premium will be calculated as follows:

            (i) in the case of a Designated Event in which all or substantially all of the shares of Common Stock have been converted as of the Effective Date into the right to receive securities or other assets or property, then the value of the shares of Common Stock will equal the value of the consideration paid per share, with the consideration valued as follows:

                  (A) securities that are traded on an United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on 98% of the average Closing Sale Price or last sale price, as applicable, on the ten (10) Trading Days prior to but excluding the Designated Event Repurchase Date,

                  (B) other securities, assets or property (other than cash)
            which holders will have the right to receive will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee, and

                  (C) 100% of any cash;

            (ii) in all other cases, the value of each share of Common Stock will equal 98% of the average of the Closing Sale Price of Common Stock on the ten (10) Trading Days prior to but excluding the Designated Event Repurchase Date.

Notwithstanding the foregoing, in no event shall the value of each share of Common Stock (or of the securities or other assets or property into which each share of Common Stock has been converted) be less than 50% of the Stock Price used to determine the amount of the Make-Whole Premium.

      A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price, and (B) the Additional Premium and Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee no less than three Business Days prior to a Designated Event Repurchase Date, make the determinations described in Section 18.01(d)(i)(A) and Section 18.01(d)(ii) above and deliver its calculations to the Company or the Trustee by 9 p.m., New York City time, on the day prior to the Designated Event Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the holders of the Debentures of the Stock Price and Make-Whole Premium per $1,000 principal amount of Debentures with respect to a Designated Event as part of the Effective Date Notice and (Y) shall notify the holders of the Debentures promptly upon the opening of business on the Designated Event Repurchase Date of the number of shares of Common Stock (or such other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Designated Event, in the manner provided in Section 19.03 of the Indenture, and the Company shall also publicly announce such information and publish it on the Company's web site or through such other public medium as the Company shall use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder of a Debenture receives such notice.

      (e) On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04 of the Indenture) an amount of shares of Common Stock (or in the case of a Designated Event in which all or substantially all of the shares of Common Stock have been converted as of the Effective Date into the right to receive securities or other assets or property, an amount of such other securities or other assets or property) sufficient to pay the Make-Whole Premium with respect to all the Debentures to be repurchased on such date and all the Debentures converted in connection with such Designated Event; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment of the Make-Whole Premium for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time or surrendered for conversion within the period described in Section 17.01(a)(iv), will be made promptly (but in no event more than five (5) Business
Days) following the Designated Event Repurchase Date by mailing checks in respect of cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register.

      Section 18.02. Adjustments Relating to Make-Whole Premium. Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to
Section 17.05, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Additional Premium Table will be adjusted by multiplying each such amount by a fraction the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

      Section 19.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

      Section 19.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful successor of the Company.

      Section 19.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: GenCorp Inc., Highway 50 & Aerojet Road, Rancho Cordova, CA 95670 (mailing address: P.O. Box 537012, Sacramento, CA, 95853, Attention: Deputy General Counsel, facsimile:
916.351.8665 Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017-4104, Attention: Corporate Trust Administration, Telephone: (213) 630-6176, Facsimile: (213) 630-6298.

      Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Company may, at the Company's written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date on which such notice must be given or served, be given or served by the Trustee in the name of and at the expense of the Company.

      The Trustee, by notice to the Company, or the Company, by notice to the Trustee, may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      Section 19.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York.

      Section 19.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided that with respect to matters of fact, an Opinion of Counsel may rely on an officer's certificate or a certificate of public officials.

      Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Section 19.06. Legal Holidays. In any case in which the date of maturity of Interest on, premium, if any, or principal of the Debentures or the redemption or repurchase date of any Debenture will not be a Business Day, then payment of such Interest on, premium, if any, or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption or repurchase date, and no Interest shall accrue for the period from and after such date.

      Section 19.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 19.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

      Section 19.08. No Security Interest Created. Nothing in this Indenture or in the Debentures shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

      Section 19.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 19.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

      Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

      Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

      The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

      The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section
19.10 shall be applicable to any authenticating agent.

      Section 19.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 19.12. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 19.13. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 19.14. Trustee Acknowledgement. The Bank of New York Trust Company, N.A. hereby accepts the duties of Trustee in this Indenture declared and provided, upon the terms and conditions herein above set forth.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                        GENCORP INC.

                        By: /s/ Mark A. Whitney
                            ----------------------------------------------------
                            Name: Mark A. Whitney
                            Title: Vice President, Law, Deputy General Counsel
                                   and Assistant Secretary

                        THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                         By: /s/ Sandee' Parks
                             -------------------------------------------------
                             Name: Sandee' Parks
                             Title: Vice President

                                                                       EXHIBIT A

      [Include only for Global Debentures]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

      [Include only for Debentures that are Restricted Securities]

      THIS SECURITY AND THE SHARES OF GENCORP INC. (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE LAST DATE ON WHICH THE 2-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2024 OF THE COMPANY WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE

RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

                                  GENCORP INC.

               2 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2024

                                                              CUSIP: 368682 AK 6

No. 1                                                         $_________________

            GenCorp Inc., a corporation duly organized and validly existing under the laws of the State of Ohio (herein called the "COMPANY," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, [the principal sum of _________________DOLLARS] [the principal sum set forth on Schedule I hereto, which amount shall not exceed ______________ ($________),](1) on November 15, 2024 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semi-annually on May 15 and November 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing May 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2 1/4%, from the November 15 or May 15, as the case may be, next preceding the date of this Debenture to which Interest has been paid or duly provided for, unless the date hereof is a date to which Interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no Interest has been paid or duly provided for on the Debentures, in which case from November 23, 2004 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any May 15 or November 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the May 1 or November 1 (whether or not a Business Day) (each a "RECORD DATE") next preceding such May 15 or November 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of (and premium, if any) and Interest on the Debentures to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture on the terms and subject to the limitations referred to on the

(1) for Global NOtes Only
reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

      This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

Dated:

                                    GENCORP INC.

                                    By: _____________________________________
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE DEBENTURES DESCRIBED IN THE WITHIN-NAMED INDENTURE.

              THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By: _________________________________
    Authorized Signatory

                                      , or

By: _________________________________
    As Authenticating Agent
    (if different from Trustee)

By: _________________________________
    Authorized Signatory

                          FORM OF REVERSE OF DEBENTURE

                                  GENCORP INC.

               2 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2024

      This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 2 1/4% Convertible Subordinated Debentures due 2024 (herein called the "DEBENTURES"), issued and to be issued under and pursuant to an Indenture dated as of November 23, 2004 (herein called the "INDENTURE"), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. In the event of any inconsistency between the terms of the Indenture and this Debenture, the terms of the Indenture shall prevail.

      In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon redemption or repurchase thereof, impair the right of any Debenture holder to institute suit for the payment thereof, make the principal thereof (and premium, if any) or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, impair the right to convert the Debentures subject to the terms set forth in the Indenture, including Section 17.06 thereof, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, modify the subordination provisions of this Indenture (including the definition of Senior Indebtedness) in a material respect in a manner adverse to the holder of Debentures without the consent of the holder of each Debenture so affected, modify any of the provisions of Section 12.02 or Section 8.07 thereof (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected), or reduce the quorum or voting requirements set forth in
Article 11 or (ii) reduce the aforesaid
percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

      Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into cash and, if applicable, Common Stock, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, (D) a default in the payment of the repurchase price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provision of the Indenture that under Article 12 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

      The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Any Holder by accepting this Debenture agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

      No reference herein to the subordination provisions of the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

      Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

      The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to in the Indenture, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

      The Company may not redeem any Debentures before November 20, 2011. On or after November 20, 2011 and prior to November 15, 2014, the Debentures may be redeemed at any time or from time to time at the option of the Company in whole or in part, if the Closing Sale Price of the Common Stock exceeds 140% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest to, but excluding, the date fixed for redemption, payable in cash, plus the Coupon Make-Whole Payment, subject in each case to the terms provided in the Indenture. On or after November 15, 2014, the Debentures may be redeemed at any time or from time to time at the option of the Company, in whole or in part, for cash at 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest to, but excluding, the date fixed for redemption, subject in each case to the terms provided in the Indenture.

      The Company may not give notice of any redemption of the Debentures if a default in the payment of Interest on the Debentures has occurred and is continuing.

      The Debentures are not subject to redemption through the operation of any sinking fund.

      If a Designated Event occurs at any time prior to maturity of the Debentures, the Debentures may be repurchased at the option of the holders of the Debentures on a Designated Event Repurchase Date, not less than twenty (20) nor more than thirty-five (35) Business Days after notice thereof, at the option of the holder of this Debenture at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to (but excluding) the Designated Event Repurchase Date, together with any Make-Whole Premium to the extent applicable in accordance with the terms of the Indenture; provided that if such Designated Event Repurchase Date falls after a Record Date and prior the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid to the holder of record of this Debenture on the corresponding Record Date. The Debentures will be redeemable in multiples of $1,000 principal amount. The Company shall mail, or cause the Trustee to mail, to all holders of record of the Debentures a notice of the repurchase right arising as a result of a Designated Event on or before the 20th day after the occurrence of such Designated Event. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT" on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the Designated Event Expiration Time.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Debentures held by such holder on November 20, 2011, November 15, 2014 and November 15, 2019 in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest on such Debenture up to the Repurchase Date. To exercise such right, a holder shall deliver to the Company such Debenture with the form entitled "REPURCHASE Notice" on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is twenty (20) Business Days prior to such Repurchase Date until the close of business on the Business Day preceding the Repurchase Date, and shall deliver the Debentures to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

      Holders have the right to withdraw any Option to Elect Repurchase Upon a Designated Event or Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to 5:00 p.m., New York City time, on the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

      Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the close of business on the Business Day preceding November 15, 2024, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into cash and, if applicable, shares of Common Stock, in accordance with Section 17.13 of the Indenture, at the Conversion Rate in effect at such time, upon surrender of this Debenture with the form entitled "CONVERSION NOTICE" on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. If on any Conversion Date, the Company is required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Conversion Rate on such date will be multiplied by 1.03. The Company will notify the holder hereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

      No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the close of business on the Business Day preceding the following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a Record Date but prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists on the Conversion Date with respect to such Debenture.

      No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

      A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

      Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Debentures for an amount equal to the applicable redemption price (including any Coupon Make-Whole Payment to the extent applicable), together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the holders thereof and convert them in accordance with the terms of the Indenture and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

      No recourse for the payment of the principal of (and premium, if any) or Interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common          UNIF GIFT MIN ACT - ____ Custodian ____
TEN ENT - as tenant by the entireties   (Cust)  (Minor)
                                        under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

                                        ______________________________
                                                   (State)

      Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO: GENCORP INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

      The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the cash and, if applicable, the shares of Common Stock issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares of Common Stock or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: _____________________________

                                        _______________________________

                                        _______________________________
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                        _______________________________

                                        Signature Guarantee

      Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$ __________________________________

Social Security or Other Taxpayer
    Identification Number:

____________________________________

                         REVOCATION OF CONVERSION NOTICE

TO: GENCORP INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

      The undersigned registered owner of this Debenture, having received the notice from the Company referred to in the last paragraph of Section 17.02 of the Indenture, hereby elects to revoke its Conversion Notice in accordance with the provisions of Section 17.02 of the Indenture.

Dated: _____________________________

                                        _________________________________

                                        _________________________________
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                        _________________________________
                                        Signature Guarantee

                           OPTION TO ELECT REPURCHASE
                             UPON A DESIGNATED EVENT

TO: GENCORP INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

      Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from GenCorp Inc. (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date, together with the Make-Whole Premium, if any (payable in accordance with the terms of the Indenture), to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Debentures and the Indenture.

Dated: ____________________________

                                        _________________________________

                                        _________________________________
                                        Signature(s)

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                        Debenture Certificate Number, if
                                        applicable: ______________

                                        Principal amount to be repurchased (if
                                        less than all) (must be in integral
                                        multiples of $1,000):

                                        _________________________________

                                        _________________________________
                                        Social Security or Other Taxpayer
                                        Identification Number

                                REPURCHASE NOTICE

TO: GENCORP INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

      Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from GenCorp Inc. (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

      Dated:

      Signature(s):

      NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

      Debenture Certificate Number (if applicable):

      Principal amount to be repurchased (if less than all) (must be in integral multiples of $1,000):

      Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

      For value received __________hereby sell(s) assign(s) and transfer(s) unto _______ ___________________(Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ____________________attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

      In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

      [ ]   To GenCorp Inc. or a subsidiary thereof; or

      [ ] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

      [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

      [ ] Pursuant to a Registration Statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer;

and, subject to the foregoing, unless the Debenture has been transferred to GenCorp Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: _____________________

                                        ____________________________________

                                        ____________________________________
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent

                                        Medallion Program ("STAMP") or such
                                        other "SIGNATURE GUARANTEE PROGRAM" as
                                        may be determined by the Debenture
                                        Registrar in addition to, or in
                                        substitution for, STAMP, all in
                                        accordance with the Securities Exchange
                                        Act of 1934, as amended.

                                        ____________________________________
                                        Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Revocation of Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                      Schedule I

                   [Include Schedule I only for a Global Note]

                                  GENCORP INC.
               2 1/4% Convertible Subordinated Debenture due 2024

      The initial principal amount of this Debenture is $____________________ . The following increases or decreases in the principal amount of this Debenture have been made:

                                                                                AUTHORIZED SIGNATURE
                                             NOTATION EXPLAINING PRINCIPAL            OF TRUSTEE
DATE                    PRINCIPAL AMOUNT             AMOUNT RECORDED                 OR CUSTODIAN
----                    ----------------             ---------------                 ------------

                                  Schedule I-1